UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2017

DECKERS OUTDOOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-36436 (Commission File Number)	95-3015862 (I.R.S. Employer Identification No.)

250 Coromar Drive Goleta, California (Address of Principal Executive Offices)		93117 (Zip Code)

Registrant’s telephone number including area code: (805) 967-7611

No change since last report (Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On November 21, 2017, Deckers Outdoor Corporation (the “Company”) entered into Amendment No. 3 (the “Amendment”) to Second Amended and Restated Credit Agreement, dated as of November 13, 2014 (as amended, the “Credit Facility”), with the designated borrowers, JPMorgan Chase Bank, National Association, as Administrative Agent and the lenders party thereto.

The Amendment amends the definition of “Change in Control” in the Credit Facility to permit the occupation of a majority of the seats (other than vacant seats) on the Company’s Board of Directors (the “Board”) by persons who were approved by the Board as director candidates prior to their election without such event constituting a “Change in Control.”

As previously announced, the Board authorized the Company to enter into the Amendment to prevent an “event of default” from occurring if a majority of the director nominees of Marcato International Master Fund, Ltd. (“Marcato”) are elected to the Board at the Company’s 2017 Annual Meeting of Stockholders. The Board has approved Marcato’s director nominees as director candidates under the Credit Facility solely for this purpose.

The foregoing summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 and incorporated by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

10.1	Amendment No. 3, dated November 21, 2017, to Second Amended and Restated Credit Agreement, dated as of November 13, 2014, among the Company, the designated borrowers, JPMorgan Chase Bank, National Association, as Administrative Agent and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECKERS OUTDOOR CORPORATION

	By:	/s/ Thomas A. George
	Name:	Thomas A. George
	Title:	Chief Financial Officer
Dated: November 22, 2017